TRI CITY BANKSHARES CORPORATION
                     6400 South 27th Street
                   Oak Creek, Wisconsin 53154
                        ________________


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         April 11, 1995




TO THE SHAREHOLDERS OF TRI CITY BANKSHARES CORPORATION:


Notice is hereby given that the Annual Meeting of Shareholders of Tri City Bankshares Corporation will be held at Tri City National Bank, 6400 South 27th Street, Oak Creek, Wisconsin 53154, on Tuesday, April 11, 1995 at 9:30 a.m., for the following purposes:

(1) To elect fourteen members of the Board of Directors to serve for the ensuing year; and

(2) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Holders of common stock of record at the close of business on March 15, 1995, will be entitled to notice of, and to vote at, the Annual Meeting, or at any adjournment thereof.

All shareholders are cordially invited to attend and participate in the Annual Meeting in person. Those who do not expect to attend the Annual Meeting are urged to sign and return the enclosed proxy. Your proxy will not be used if you subsequently decide to attend the Annual Meeting and desire to vote your shares in person, or if you revoke your proxy by any other lawful means.


By Order of the Board of Directors,

/S/ Henry Karbiner, Jr.

Henry Karbiner, Jr., Secretary

Oak Creek, Wisconsin
March 20, 1995

                  TRI CITY BANKSHARES CORPORATION
                     6400 South 27th Street
                   Oak Creek, Wisconsin 53154


                         PROXY STATEMENT

                  ____________________________



This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tri City Bankshares Corporation (the "Corporation") to be voted at the Annual Meeting of Shareholders to be held at Tri City National Bank, 6400 South 27th Street, Oak Creek, Wisconsin 53154, April 11, 1995, at 9:30 a.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The solicitation is made by the mailing of this Statement with its enclosures. No other solicitation is contemplated, however, if it is necessary to assure adequate attendance at the Annual Meeting, the Corporation's Board of Directors may, if it deems it advisable, make a further solicitation by mail, telephone, telegraph, and/or personal interview for proxies. Such solicitation will be made by the officers of the Corporation and will be limited in extent. The total expense of the solicitation, including reimbursement of banks, brokerage firms, custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Corporation's stock, will be borne by the Corporation. The approximate date on which this Proxy Statement and accompanying proxy card are first being mailed to shareholders is March 20, 1995.

Shareholders are asked to complete, sign, and return the enclosed proxy. The proxy may be revoked by you at any time before it is voted at the Annual Meeting. Prior to the Annual Meeting, this may be done by execution of a later-dated proxy or by written revocation sent to the Secretary of the Corporation, Mr. Henry Karbiner, Jr., at the office of the Corporation, 6400 South 27th Street, Oak Creek, Wisconsin 53154. Alternatively, the proxy may also be revoked at the Annual Meeting by oral or written request to the Secretary of the Corporation.

Only shareholders of record at the close of business on March 15, 1995, will be entitled to vote at the meeting. There were 2,460,896 shares of the common stock of the Corporation outstanding on that date, each share being entitled to one vote.


   STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information is based upon information provided to the Corporation by the persons named below and sets forth, as of January 25, 1995, with respect to its $1.00 par value common stock (being its only outstanding class of equity security) (a) persons known by the Corporation to own beneficially, directly or indirectly, more than 5% of the Corporation's outstanding common stock; (b) shares owned by directors and nominees for director; and
(c) shares owned by all directors and officers of the Corporation as a group.

                            Amount and Nature
                              of Beneficial              Percent of
Name of Beneficial Owner      Ownership (1)               Class (2)

Frank Bauer               25,044 Shares (3)               1.019%

Sanford Fedderly          72,360 Shares (4)               2.944%

Richard Fitzgerald         5,680 Shares (5)                .231%

William Gravitter        206,137 Shares (6)               8.388%

Henry Karbiner, Jr.       65,613 Shares (7)               2.670%

Christ Krantz             57,347 Shares (8)               2.334%

Rudie L. Lauterbach       15,024 Shares                    .611%

William P. McGovern       12,000 Shares (9)                .488%

Ronald K. Puetz            8,278 Shares (10)               .337%

John M. Rupcich            8,073 Shares (11)               .328%

David A. Ulrich          894,346 Shares (12)             36.393%

Marilyn T. Ulrich-Graves  41,250 Shares (13)              1.679%

William J. Werry          34,412 Shares (14)              1.400%

Scott A. Wilson            7,814 Shares (15)               .318%


All Directors and Officers1,457,179 Shares               59.295%
as a group (17 persons)
_____________________

(1) Nature of beneficial ownership is direct unless otherwise indicated by footnote, and beneficial ownership, as shown in the foregoing table, arises from sole voting and investment power, except as otherwise indicated by footnote.

(2) Percentages are based upon the 2,457,489 shares issued and outstanding as of January 25, 1995.

(3) Includes 2,500 shares registered in the name of Mr. Bauer and his wife, as joint tenants, and 880 shares registered in the name of Mrs. Bauer.

(4)  Includes 35,180 shares registered in the name of Mrs. Roberta
     C. Fedderly 1991 Revocable Trust, 35,115 shares registered to the Sanford Fedderly 1991 Revocable Trust, and 2,000 shares held in a self-directed individual retirement account ("IRA") for the benefit of Mr. Fedderly.

(5) Includes 1,453 shares registered in the name of Mr. Fitzgerald and his wife, as to which Mr. Fitzgerald has shared voting and investment power, and 4,185 shares held in a self-directed IRA for the benefit of Mr. Fitzgerald.

(6)  Includes 3,850 shares registered in the name of Mrs.
     Gravitter.

(7) Includes 5,345 shares registered in the name of Mrs. Karbiner, and 10,500 shares and 275 shares held in self-directed IRAs for the benefit of Mr. Karbiner and Mrs. Karbiner, respectively.

(8) Includes 25,344 shares registered in the name of Mr. Krantz and his wife as joint tenants, as to which Mr. Krantz has shared voting and investment power.

(9) Includes 2,880 shares registered in the name of Mr. McGovern and his wife as joint tenants, as to which Mr. McGovern has shared voting and investment power.

(10) Includes 785 shares registered in the name of Mrs. Puetz and 1,911 shares held in a self-directed IRA for the benefit of Mr. Puetz.

(11) Includes 3,518 shares registered in the name of Mr. Rupcich and his wife as joint tenants, as to which Mr. Rupcich has shared voting and investment power.

(12) Includes 107,341 shares registered in the name of Mrs. Ulrich in which Mr. Ulrich disclaims beneficial ownership. Also includes 19,212 shares registered in the name of N.D.C. Inc., in which Mr. Ulrich is President and principal shareholder, and 40,308 shares and 1,085 shares held in self-directed IRAs for the benefit of Mr. Ulrich and Mrs. Ulrich, respectively.

(13) Includes 5,542 shares registered in the name of Marilyn
     Ulrich-Graves, custodian for Robert F. Graves, Jr., the minor son of Ms. Ulrich-Graves.

(14) Includes 26,552 shares registered in the name of Mr. Werry and his wife as joint tenants, as to which Mr. Werry has shared voting and investment power. Also includes 2,340 shares registered in the name of Mrs. Werry.

(15) Includes 3,949 shares registered in the name of Mr. Wilson and his wife, as to which Mr. Wilson has shared voting and investment power and 2,773 shares and 1,092 shares held in self-directed IRAs for the benefit of Mr. Wilson and Mrs.
     Wilson, respectively.


The Corporation knows of no contractual arrangements, including the pledge of its securities, which might result in a change of control of the Corporation.

                      ELECTION OF DIRECTORS

The Board of Directors proposes that the fourteen (14) nominees named below be elected to serve as directors for the ensuing year and until their successors are elected and qualified. Proxies received by the Board of Directors will be voted FOR the election of the following fourteen (14) persons, unless otherwise indicated, but, if any such nominee is unable to serve, due to presently unforeseen circumstances, proxies may be voted for another person nominated by the Board of Directors. All of the persons nominated as directors are currently directors of the Corporation and were elected at the last annual meeting held April 12, 1994, for a one year term which expires at the 1995 Annual Meeting. All of the nominees have consented to serve if elected, and the Board of Directors is not aware of any nominee who may be unable to serve as a director. The directors and officers of the Corporation beneficially own 1,457,179 shares or 59.295% of the Corporation's outstanding common stock, accordingly election of the nominees is assured.


                    Director         Principal Occupation During the
   Name              Since   Age    Past 5 Years and Other Directorships

Frank J. Bauer        1990    68    Director of the Corporation.
                                    President of Frank Bauer
                                    Construction Company, Inc. Director
                                    of Tri City National Bank.

Sanford Fedderly      1980    60    Director of the Corporation.
                                    Retired Registered Pharmacist.
                                    Retired President of Tri City
                                    Pharmacy, Inc., Oak Creek,
                                    Wisconsin.  Director of Tri City
                                    National Bank.

Richard J. Fitzgerald 1990    50
                                    Senior Vice President and Director of the
                                    Corporation from 1990 to present.  Senior
                                    Vice President of the Corporation from
                                    1989 to 1990. Executive Vice President
                                    and Director of Tri City National Bank
                                    from 1990 to present.

William Gravitter     1980    66    Director of the Corporation.
                                    President of Hy-View Mobile Home
                                    Park.  Director of Tri City
                                    National Bank.

Henry Karbiner, Jr.   1980    54    Executive Vice President, Secretary,
                                    Treasurer and a Director of the
                                    Corporation. President and Director of
                                    Tri City National Bank from 1987 to
                                    present. Consultant of Tri City National
                                    Bank of Hales Corners from 1970 to 1990;
                                    Tri City National Bank of West Allis from
                                    1974 to 1990; Tri City National Bank of
                                    Brown Deer from 1978 to 1990; Tri City
                                    National Bank of Brookfield from 1985 to
                                    1990; Tri City National Bank of Menomonee
                                    Falls from 1987 to 1990.

                    Director         Principal Occupation During the
   Name              Since   Age    Past 5 Years and Other Directorships

Christ Krantz         1980    70    Director of the Corporation.
                                    President of Krantz Realty, Inc.,
                                    which owns Days Inn, Wauwatosa,
                                    Wisconsin.  Vice President and
                                    Secretary of KRK, Inc., which owns
                                    Ramada Airport Motel, Milwaukee,
                                    Wisconsin.  Partner in Veterans
                                    Linen Supply Company.  Director of
                                    Tri City National Bank.

Rudie L. Lauterbach    1980   79    Director of the Corporation. Semi-retired,
                                    Independent Accountant, Elm Grove,
                                    Wisconsin. Director of Tri City National
                                    Bank.

John M. Rupcich        1993   49    Director of the Corporation.
                                    President and Director of N.D.C.,
                                    Inc.  Executive Vice President,
                                    Treasurer and Director of Mega
                                    Marts, Inc.  Director of Tri City
                                    National Bank.

William P. McGovern    1980   79    Director of the Corporation.  Semi-retired
                                    Attorney-at-Law, Milwaukee, Wisconsin,
                                    served as legal counsel to certain of the Tri City National Banks from 1968 to present. Director of Tri City National
                                    Bank.

Ronald K. Puetz        1988   46    Senior Vice President and Director
                                    of the Corporation from 1990 to
                                    present.  Vice President and
                                    Director of the Corporation from
                                    1988 to 1990.  Executive Vice
                                    President and Director of Tri City
                                    National Bank from 1990 to present.
                                    Senior Vice President, Cashier and
                                    Director of Tri City National Bank
                                    from 1987 to 1990.

David A. Ulrich        1980   68    President, Chief Executive Officer,
                                    Chairman of the Board and Director
                                    of the Corporation.  Chairman of
                                    the Board, Chief Executive Officer
                                    and Director of Tri City National
                                    Bank from 1968 to Present; Tri City
                                    National Bank of Hales Corners from
                                    1970 to 1990; Tri City National
                                    Bank of West Allis from 1974 to
                                    1990; Tri City National Bank of
                                    Brown Deer from 1978 to 1990; Tri
                                    City National Bank of Brookfield
                                    from 1985 to 1990; Tri City
                                    National Bank of Menomonee Falls
                                    from 1987 to 1990.

Director         Principal Occupation During the
   Name              Since   Age    Past 5 Years and Other Directorships


Marilyn T. Ulrich-Graves1990  38    Vice President and Director of the
                                    Corporation. Assistant Vice President of the Corporation from 1989 to 1990. Vice
                                    President of Tri City National Bank from
                                    1990 to present.

William J. Werry       1980   68    Director of the Corporation.
                                    Retired Unit President of Tri City
                                    National Bank from 1990 to 1992.
                                    Director of Tri City National Bank
                                    from 1990 to present.  President
                                    and Director of Tri City National
                                    Bank of Hales Corners from 1987 to
                                    1990.

Scott A. Wilson        1990   48    Senior Vice President and Director
                                    of the Corporation.  Executive Vice
                                    President and Director of Tri City
                                    National Bank from 1990 to present.
                                    President and Director of Tri City
                                    National Bank of West Allis from
                                    1987 to 1990.


There is a family relationship between David A. Ulrich and two of the nominees for directorship. Mr. Bauer is Mr. Ulrich's brother-in-law and Ms. Ulrich-Graves is Mr. Ulrich's daughter.

The Corporation's Board of Directors has standing Audit and Executive Committees. The Executive Committee is composed of Messrs. Ulrich, Karbiner, Gravitter, Fedderly and Krantz. The Executive Committee's purpose is to exercise the powers of the full Board between regular meetings of the Board. During 1994, the Executive Committee held four meetings. The Audit Committee is composed of Messrs. Lauterbach, Fedderly, Krantz, and McGovern and its function is (a) to review the results of audits of the Corporation and its subsidiaries performed by the Corporation's internal auditors, (b) to meet with, and review the results of audits of the Corporation and its subsidiaries performed by the Corporation's independent public accountants, and (c) to recommend the selection of independent public accountants. The Audit Committee held three meetings during 1994. The Board of Directors has not appointed a nominating committee, and the review of recommendations for, and the selection of, nominees to Board membership is handled by the Board serving as a committee of the whole. If shareholders were to recommend nominees for directors, the full Board would consider such persons. Shareholders are entitled to nominate persons from the floor at the Annual Meeting, but it is intended that the proxies solicited with the Proxy Statement will be voted for the slate of the fourteen persons listed in the table above as nominees to the Board of Directors. The Board of Directors does not have a compensation committee.

The Board of Directors held nine meetings during 1994. All directors, except Marilyn Ulrich-Graves, William Gravitter, Richard Fitzgerald and Christ Krantz, attended 75% or more of the meetings of the Board and the committees on which they served during 1994.

                      EXECUTIVE COMPENSATION

The following table sets forth all cash compensation paid by the Corporation and its subsidiaries to each of the most highly compensated executive officers of the Corporation whose cash compensation exceeded $100,000 during the fiscal year ended December 31, 1994.


                   SUMMARY COMPENSATION TABLE
                       Annual Compensation


    Name and                                                     All Other
Principal Position
      Year       Salary($)     Bonus($)   Compensation($)(1)

 David A. Ulrich         1994        281,633        54,780       7,500
 President and Chief     1993        249,000        49,800          0
 Executive Officer       1992        235,108        22,640          0

 Henry Karbiner, Jr.     1994        201,047        39,540       7,500
 Executive Vice-         1993        179,700        35,940          0
 President, Secretary    1992        172,696        16,630          0
 and Treasurer

 Richard J. Fitzgerald   1994         92,694        18,154       5,517
 Senior Vice President   1993         84,800        16,960          0
                         1992         83,326         8,000          0

 Ronald K. Puetz         1994         97,586        18,988       5,818
 Senior Vice             1993         84,800        16,960          0
 President               1992         83,326         8,000          0

 Scott A. Wilson         1994         95,160        18,496       5,671
 Senior Vice             1993         84,800        16,960          0
 President               1992         83,326         8,000          0

       (1) All other compensation represents the Corporation's matching contribution to the employee's 401(k) plan which began April 1, 1994.


                REPORT OF THE BOARD OF DIRECTORS
                    ON EXECUTIVE COMPENSATION

Executive Compensation, including that of the C.E.O., consists primarily of salary and cash bonus. The C.E.O.'s compensation is determined in the same manner as the other executives.

The bonus portion of Executive Compensation is based entirely on the bank's return on assets. If the return on assets for the twelve month period ending in November is less than the minimum amount of one percent (1%) NO CASH BONUSES ARE PAID. If the return on assets exceeds the minimum, the bonus is computed as a percentage of salary based on a formula such that as the return on assets increases the bonus percentage goes up at an increasing rate. The same bonus percentage is applied to all officers of the bank.

Except for the bonus, there is no specific relationship between corporate performance and executive salaries and benefits.
Executive Compensation is determined by the President and Executive Vice President considering the following factors without assigning any relative weight or importance to any factor:

     1.   Current Compensation
     2.   Cost of Living
     3.   Salaries Paid to Executives at Other Banks
     4.   Performance of the Bank During the Prior Year
     5.   Prospects of Future Growth and Performance
     6.   The Individual Performance of the Executive

Stock price is not a factor in determining executive salaries or bonuses.

The salaries determined by the President and Executive Vice President are submitted to the full Board of Directors for approval. After reviewing the recommendations the Board members have an opportunity to discuss any factors they deem relevant - there is no agenda or specific list of factors to be discussed. The recommendations of the President and Executive Vice President are usually approved by the Board without adjustment.

The company continues to follow its long standing policy of not providing its executives with many of the non-cash perquisites given to executives of similar companies. Executives receive no stock rights, options, warrants or stock appreciation rights. The company does not provide memberships for its executives in country clubs or other social clubs. Also, executives receive no special retirement benefits or deferred compensation - they participate in the same retirement plan provided to non-executive employees of the company.


                    By the Board of Directors


Frank Bauer              Sanford Fedderly         Richard
Fitzgerald
William Gravitter        Henry Karbiner, Jr.      Christ Krantz
Rudie L. Lauterbach      William P. McGovern      Ronald K. Puetz
John M. Rupcich          David A. Ulrich               Marilyn T.
Ulrich-Graves
William J. Werry         Scott A. Wilson

STOCK PERFORMANCE GRAPH

     The following graphs show the cumulative stockholder return on the Corporation's common stock over the last five fiscal years and ten fiscal years compared to the returns of the Standard & Poor's 500 Stock Index and Major Regional Bank Index compiled by Standard & Poor's and consisting of 20 regional banks assuming that $100 is invested on December 31, 1989 and December 31, 1984 respectively, with dividends reinvested.



TRI CITY FIVE YEAR STOCK PERFORMANCE


  PERIOD (FISCAL                            MAJOR           TRI CITY
  YEAR COVERED)        S & P 500        REGIONAL BANKS     BANKSHARES

      1989              100.00              100.00           100.00
      1990               96.90               71.33           108.45
      1991              126.43              127.60           113.87
      1992              136.06              162.49           121.88
      1993              149.77              172.27           140.82
      1994              151.75              163.05           161.41


TRI CITY TEN YEAR STOCK PERFORMANCE


  PERIOD (FISCAL                            MAJOR           TRI CITY
  YEAR COVERED)        S & P 500        REGIONAL BANKS     BANKSHARES

      1984              100.00              100.00           100.00
      1985              131.64              120.28           124.32
      1986              156.07              123.73           197.61
      1987              164.03               99.89           267.46
      1988              191.28              126.16           307.10
      1989              251.89              154.08           344.41
      1990              244.09              109.90           373.51
      1991              318.46              196.61           392.19
      1992              342.72              250.36           419.76
      1993              377.27              265.43           484.99
      1994              382.25              251.23           555.90

                        DIRECTORS' FEES

The directors of the Corporation, who do not also serve as officers of Tri City Bankshares Corporation, receive $300 for each board meeting attended.

          LOANS AND OTHER TRANSACTIONS WITH MANAGEMENT

The Corporation has never made any loans to any of its officers or directors. However, in the ordinary course of business, the Corporation's banking subsidiary made loans during 1994 to officers and directors of the Corporation, and to business firms in which officers and directors of the Corporation are officers, partners, or in which they have a substantial interest. The loans made by the Corporation's banking subsidiary were made to the Corporation's officers and directors and certain of the companies with which they are associated in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to unaffiliated persons or firms, and do not involve more than a normal risk of collectibility or present other unfavorable features.

David A. Ulrich, an officer and director of the Corporation, is the principal shareholder in a corporation that owns buildings occupied by the Corporation's central office (the "Central Office") in Oak Creek, a Tri City National Bank branch office located in Milwaukee, and five Tri City National Bank branch offices located in Pick N'Save food stores in Brookfield, Milwaukee, Oak Creek and West Allis. The Central Office building lease has a twenty-year term, through 1996, with two, five-year renewal options. The branches located in local food stores have lease terms of five years, through December 1999, with three five-year renewal options. The annual rental for 1994 paid in connection with all of the aforementioned leases was $243,070, subject to adjustment as a result of increases in the consumer price index. Pursuant to the Central Office lease only, the Bank is also obligated to pay property taxes, insurance, and maintenance costs associated with the building.


                         OTHER BUSINESS

The Board of Directors knows of no other business which may come before the Annual Meeting. In the event that any other business not known or determined at this time does come before the Meeting, it is intended that the persons named in the proxy shall vote in accordance with their best judgment.


                        VOTING OF PROXIES

Proxies received by the Board of Directors will be voted in accordance with the specifications indicated by the shareholder and unless authority to vote upon the election of the directors, or as to individual nominees, is withheld, the proxies will be voted FOR all of the nominees listed in the Proxy Statement. Nominees receiving the largest number of affirmative votes cast will be elected as directors up to the maximum number of directors to be chosen at the election. Any shares not voted affirmatively, whether by abstention or broker nonvote, will generally have no impact on the election of directors.

                 INDEPENDENT PUBLIC ACCOUNTANTS

As of the date of this Proxy Statement, the Audit Committee and the Board of Directors has selected the independent accounting firm of Ernst & Young to serve as its auditors for the year ending December 31, 1995. Ernst & Young has served as the Corporation's accountants for the past twelve years. The services provided by Ernst & Young since January 1, 1994 consisted of assisting in the preparation of financial statements, and audit reports with respect thereto, for the Corporation and its subsidiaries, and providing assistance in the preparation of periodic reports filed with the Securities and Exchange Commission. Representatives of said firm are expected to be present at the Annual Shareholders' Meeting and will have the opportunity to make a statement if they choose to do so and will be available to respond to appropriate questions.


                     SHAREHOLDERS' PROPOSALS

Proposals by shareholders sought to be included in the Corporation's proxy statement for its 1996 Annual Meeting of Shareholders must be received by the Corporation no later than November 15, 1995.

                    PENDING LEGAL PROCEEDINGS

No director or executive officer is an adverse party or has an interest adverse to the Corporation or any of its subsidiaries in any material pending legal proceedings.

              SECTION 16(a) REPORTING DELINQUENCIES

The Corporation believes that during 1994 its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

                             FORM 10-K

A COPY OF THE CORPORATION'S FORM 10-K WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1994 MAY BE OBTAINED WITHOUT CHARGE BY ANY PERSON WHO WAS A BENEFICIAL OWNER OF THE CORPORATION'S SHARES AS OF THE MARCH 15, 1995 RECORD DATE BY WRITTEN REQUEST TO HENRY KARBINER, JR., SECRETARY OF THE CORPORATION, 6400 SOUTH 27TH STREET, OAK CREEK, WISCONSIN 53154, (414) 761-1610.



By Order of the Board of Directors



/S/ Henry Karbiner, Jr.



Henry Karbiner, Jr., Secretary





Oak Creek, Wisconsin

March 20, 1995





IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE 1995 ANNUAL MEETING IN PERSON ARE REQUESTED TO COMPLETE, SIGN, AND RETURN THE PROXY AS
SOON AS POSSIBLE.